                                                                         Ex. 2.2


                          PLAN AND AGREEMENT OF MERGER

                  REINCORPORATION OF T-3 ENERGY SERVICES, INC.
                                   IN DELAWARE


         PLAN AND AGREEMENT OF MERGER, dated as of December 17, 2001 (the "Agreement"), by and between T-3 Energy Services, Inc., a Texas corporation formerly known as Industrial Holdings, Inc. ("Oldco"), and T-3 Combination Corp., a Delaware corporation and wholly- owned subsidiary of Oldco ("Newco" or the "Surviving Corporation"). Oldco and Newco are hereinafter collectively referred to as the "Merging Corporations."

                                   WITNESSETH:

         WHEREAS, Newco is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and with its principal executive offices at 7135 Ardmore, Houston, Texas 77054; and

         WHEREAS, the authorized capital stock of Newco consists of 10,000 shares of common stock, par value $.10 per share, of which at December 17, 2001, 1,000 shares were issued and outstanding and owned by Oldco; and

         WHEREAS, Oldco is a corporation duly organized and validly existing under the laws of the State of Texas, with its registered office and principal executive offices at 600 Travis, Suite 6050, Houston, Texas 77002; and

         WHEREAS, the authorized capital stock of Oldco consists of 100,000,000 shares of common stock, par value $.01 per share, of which at December 17, 2001, approximately 95,779,949 shares were issued and outstanding and 25,000,000 shares of preferred stock, par value $.01 per share, of which at December 17, 2001, no shares were issued and outstanding; and

         WHEREAS, the respective boards of directors of Oldco and Newco deem it desirable and in the best interests of their respective corporations and their respective stockholders to merge Oldco into Newco, pursuant to the provisions of
Section 252 of the General Corporation Law of the State of Delaware and Article
5.03 of the Texas Business Corporation Act, as amended, and have proposed, declared advisable, and approved such merger pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors of the Merging Corporations;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to prescribe the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting the shares of common stock of Oldco into shares of common stock of Newco, and such other details and provisions as are deemed necessary or proper, the parties hereby agree as follows:

                                    ARTICLE I

                                     MERGER

         I.1 Surviving Corporation. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of Oldco and to the other conditions hereinafter set forth, the Merging Corporations shall be, upon the effective date of the merger as defined in Section 1.3 hereof, merged into a single surviving corporation, which shall be Newco, one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that State.

         I.2 Stockholder Approval. This Agreement shall be submitted for adoption and approval by the stockholders of Oldco and Newco in accordance with the applicable laws of the States of Delaware and Texas.

         I.3 Effective Time. The merger shall become effective at the date and time designated in (1) the Certificate of Merger filed with the Secretary of State of the State of Delaware following its adoption, certification, execution, and acknowledgment in accordance with Section 103 of the General Corporation Law of the State of Delaware, and (2) the Articles of Merger filed with the Secretary of State of the State of Texas following its adoption, execution in accordance with Article 5.03 of the Texas Business Corporation Act and the issuance by the Secretary of State of the State of Texas of a Certificate of Merger. The date upon which the merger shall become effective, as defined by this Section 1.3, is referred to in this Agreement as the "Effective Time."

                                   ARTICLE II

             CONTINUED CORPORATE EXISTENCE OF SURVIVING CORPORATION

         II.1 Existence. The identity, existence, purposes, powers, objects, franchises, rights, and immunities of Newco, the Surviving Corporation, shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of the Merging Corporations shall be wholly merged into Newco, the Surviving Corporation, and Newco shall be fully vested therewith. Accordingly, at the Effective Time, the separate existence of Oldco, except insofar as continued by statute, shall cease.

                                   ARTICLE III

     GOVERNING LAW AND CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

         III.1 Delaware Law Governs and Newco's Certificate of Incorporation Survives. The laws of Delaware shall continue to govern the Surviving Corporation. From and after the Effective Time, the Certificate of Incorporation of Newco, the Surviving Corporation, shall be amended and restated in the form attached hereto as Appendix I (the "Restated Certificate"), until thereafter amended in the manner provided by the Restated Certificate and applicable law.

                                   ARTICLE IV

                         BYLAWS OF SURVIVING CORPORATION

         IV.1 Newco's Bylaws Survive. From and after the Effective Time, the Bylaws of Newco, the Surviving Corporation, shall be amended and restated in the form attached hereto as Appendix II (the "Restated Bylaws"), until the same shall be altered, amended, or repealed, or until new Bylaws shall be adopted in accordance with the Restated Certificate, the Restated Bylaws and applicable law.

                                    ARTICLE V

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

         V.1 Directors of Surviving Corporation. The directors who shall constitute the board of directors of the Surviving Corporation from and after the Effective Time shall be as follows:


                                     CLASS I
                                 Robert E. Cone
                                Donald P. Carlin

                                    CLASS II
                                Steven W. Krablin
                                Joseph R. Edwards
                                James M. Tidwell

                                    CLASS III
                                  Ben A. Guill
                              Michael L. Stansberry
                                Thomas R. Denison

until their successors are duly elected and qualified in accordance with the Restated Certificate, the Restated Bylaws and applicable law. If before the Effective Time, any one or more of such persons dies or refuses or becomes unable to serve as a director of the Surviving Corporation, then the remaining named directors shall be the directors of the Surviving Corporation from and after the Effective Time until their successors are duly elected and qualified in accordance with the Restated Articles, the Restated Bylaws, and applicable law.

         V.2 Committee of Surviving Corporation. From and after the Effective Time, the members of the committee of the board of directors of the Surviving Corporation shall be as follows:


                                 AUDIT COMMITTEE
                          Steven W. Krablin (Chairman)
                                James M. Tidwell

                                Donald P. Carlin

                             COMPENSATION COMMITTEE
                             Ben A. Guill (Chairman)
                                Thomas R. Denison

until their respective successors and chosen and qualified in accordance with the Restated Certificate, the Restated Bylaws and applicable law.

         All other committees of the board of directors of the Surviving Corporation shall be as from time to time established and appointed by the board of directors of the Surviving Corporation after the Effective Time in accordance with the Restated Certificate, the Restated Bylaws and applicable law.

         V.3 Officers of Surviving Corporation. From and after the Effective Time, the officers of the Surviving Corporation shall be as follows:

Title                                                               Name
-----                                                               ----
President and Chief Executive Officer                               Michael L. Stansberry
Chief Financial Officer, Treasurer and Secretary                    Michael T. Mino
Assistant Secretary                                                 Helen A. Tate

until their respective successors are elected and qualified in accordance with the Restated Certificate, the Restated Bylaws and applicable law.

         All other officers of the Surviving Corporation shall be elected by the board of directors of the Surviving Corporation in accordance with the Restated Bylaws.

         V.4 Vacancies. From or after the Effective Time, if a vacancy shall for any reason exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Restated Certificate, the Restated Bylaws and applicable law.

                                   ARTICLE VI

                     CAPITAL STOCK OF SURVIVING CORPORATION

         VI.1 Capital Stock as in Newco's Certificate of Incorporation. The authorized number of shares of capital stock of the Surviving Corporation, the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Restated Certificate.

                                   ARTICLE VII

                       CONVERSION OF SECURITIES ON MERGER

         VII.1 General. The manner and basis of converting the issued and outstanding shares of the capital stock of Oldco into shares of the capital stock of Newco shall be as hereinafter set forth in this Article VII.

         VII.2 Cancellation of Newco's Capital Stock. At the Effective Time, each share of Newco common stock, par value $.001 per share, and Newco preferred stock, par value $.001 per share, then issued and outstanding shall be automatically canceled and cease to exist.

         VII.3 Conversion of Oldco's Common Stock. At the Effective Time, each share of common stock, par value $.01 per share, of Oldco then issued and outstanding (excluding any Oldco shares which may then be held in the treasury of Oldco, all of which shares shall cease to exist), without any action on the part of the holders thereof, shall automatically become and be converted into one-tenth of one fully paid and nonassessable share of the issued and outstanding common stock, par value $.001 per share, of the Surviving Corporation (the "Exchange Rate").

         VII.4 Conversion of Oldco's Options and Warrants. At the Effective Time, each of the then outstanding options and warrants to purchase Oldco common stock, without any action on the part of the holders thereof, shall automatically become and be converted into an option or warrant, as the case may be, to purchase that number of shares of Newco common stock determined by multiplying the number of shares of Oldco common stock subject to such Oldco option or warrant at the Effective Time, times the Exchange Rate for the Oldco common stock set forth in Section 7.3 hereof, and the exercise price thereof shall adjust in accordance with the terms and provisions of such option or warrant.

         VII.5 Exchange of the Merging Corporations' Stock Certificates. As promptly as practicable after the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of common stock of Oldco may surrender the same to an exchange agent of and designated by the Surviving Corporation, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of common stock of the Surviving Corporation into which the shares of common stock of Oldco theretofore represented by the certificate or certificates so surrendered shall have been converted as provided herein. However, prior to any surrender, each outstanding certificate representing Oldco's outstanding common stock shall be deemed for all purposes to evidence ownership of the number of whole shares of common stock of the Surviving Corporation into which the same shall have been converted. At or before the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of common stock of Newco shall surrender the same to an exchange agent of and designated by the Surviving Corporation.

         VII.6 Newco Fractional Shares. No certificates for fractional share interests of Common Stock of Newco will be issued, but, in lieu thereof, Newco will settle all such fractional share interests in cash on the basis of ten times the average of the closing price on the Nasdaq National Market for Oldco common stock during the ten trading days immediately before the Effective Time multiplied by such fractional share.

         VII.7 Oldco's Transfer Books Closed. At the Effective Time, the stock transfer books of Oldco shall be deemed closed, and no transfer of capital stock of Oldco shall thereafter be made or consummated. If, after the Effective Time, certificates for shares of common stock of Oldco are presented to Newco for registration or transfer, they shall be canceled and exchanged for certificates representing the appropriate number of shares of Newco common stock.

                                  ARTICLE VIII

                             ASSETS AND LIABILITIES

         VIII.1 Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. At the Effective Time, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, franchises, property, debts, choses or things in action, and all and every other interest of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any properties OF EACH of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities, and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if said debts, liabilities, restrictions, obligations, and duties had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

         VIII.2 Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

         VIII.3 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after action thereon by the stockholders of Oldco, by mutual consent of the Merging Corporations, expressed by action of their respective Boards of Directors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized officer, all as of the day and year first above written.

                                             T-3 COMBINATION CORP.
                                             (a Delaware corporation)

                                             By:     /s/ MICHAEL L. STANSBERRY
                                                     ---------------------------
                                             Name:       Michael L. Stansberry
                                                     ---------------------------
                                             Title:      President
                                                     ---------------------------

                                             T-3 ENERGY SERVICES, INC.
                                             (a Texas corporation)

                                             By:     /s/ MICHAEL L. STANSBERRY
                                                     ---------------------------
                                             Name:       Michael L. Stansberry
                                                     ---------------------------
                                             Title:      President
                                                     ---------------------------